Exhibit 4.1

_____________________________________________________________________________________

_____________________________________________________________________________________

INTERSTATE POWER AND LIGHT COMPANY

(formerly known as IES Utilities Inc.,

formerly known as Iowa Electric Light and Power Company)

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

as Successor Trustee

__________________________

Sixth Supplemental Indenture

Dated as of June 9, 2005

__________________________

TO

INDENTURE OF MORTGAGE and DEED OF TRUST

Dated as of September 1, 1993

_____________________________________________________________________________________

SIXTH SUPPLEMENTAL INDENTURE, dated as of June 9, 2005 (the “Sixth Supplemental Indenture”), made by and between INTERSTATE POWER AND LIGHT COMPANY (formerly known as IES Utilities Inc., formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Trustee”), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, hereinafter mentioned.

WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, to the Trustee, for the security of the securities of the Company to be issued thereunder (the “Collateral Trust Bonds” or “Bonds”), and the said Indenture has been supplemented by five supplemental indentures, dated as of October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the “Indenture” and

WHEREAS, the Company desires to create a series of Collateral Trust Bonds to be issued under the Indenture, to be known as Collateral Trust Bonds, Variable/Fixed Rate Series Due 2014 (the “Collateral Trust Bonds Series 2014”); and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Sixth Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, pursuant to Section 1401 of the Indenture, the Company may from time to time execute one or more supplemental indentures in order to better assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

WHEREAS, the sole certificate representing the entire aggregate principal amount of the Collateral Trust Bonds Series 2014 is to be issued to Financial Guaranty Insurance Company (“Guarantor”), and is to be owned and held by Guarantor as Collateral in accordance with the terms of the Insurance Agreement (the “Insurance Agreement”), between the Company and Guarantor, dated as of June 9, 2005.

WHEREAS, all conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

THAT INTERSTATE POWER AND LIGHT COMPANY, in consideration of the acceptance and ownership from time to time of the Bonds created in the Sixth Supplemental Indenture and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

ARTICLE I

DESCRIPTION OF COLLATERAL TRUST BONDS SERIES 2014

SECTION 1.   The Company hereby creates a new series of Bonds to be known as “Collateral Trust Bonds, Variable/Fixed Rate Series Due 2014.” The Collateral Trust Bonds Series 2014 shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

The Collateral Trust Bonds Series 2014 shall be issued and delivered to the Guarantor under the Insurance Agreement as security for obligations of the Company to make payments to the

Guarantor under certain circumstances relating to a series of Iowa Finance Authority Pollution Control Facility Revenue Refunding Bonds (Interstate Power and Light Company Project) Series 2005 (“Pollution Control Bonds”). As provided in the Insurance Agreement, the Collateral Trust Bonds Series 2014 will be registered in the name of the Guarantor, subject to the provisions of the Insurance Agreement, for the benefit of the Guarantor under the Insurance Agreement, and the Company shall have no interest therein. The Collateral Trust Bonds Series 2014 will not be transferable except to a successor guarantor under the Insurance Agreement.

All Collateral Trust Bonds Series 2014 shall mature on July 1, 2014, and interest on the Collateral Trust Bonds Series 2014 shall be payable at the rates and on the dates applicable to the Pollution Control Bonds as determined in accordance with the indenture governing the Pollution Control Bonds.

Any payment or deemed payment of the principal of or interest, if any, on the Pollution Control Bonds (other than any payment resulting from a payment by the Guarantor under Policy (as defined in the Insurance Agreement) that is not subsequently reimbursed to the Guarantor by the Company pursuant to Section 2.01 of the Insurance Agreement) shall, to the extent thereof, be deemed a payment satisfying and discharging the obligation of the Company, if any, to make a payment of principal of or interest, if any, on such Collateral Trust Bonds Series 2014, as the case may be, which is then due.

SECTION 2.   The Collateral Trust Bonds Series 2014 shall be issued only as a registered Bond without coupons of the denomination of the full face amount of the Collateral Trust Bonds Series 2014 outstanding.

SECTION 3.   The Collateral Trust Bonds Series 2014 and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

[FORM OF BOND]

                             This Collateral Trust Bond is not transferable except transfers in whole, but not in part, to a successor guarantor under the Insurance Agreement, dated as of June 9, 2005, between Interstate Power and Light Company and Financial Guaranty Insurance Company.

INTERSTATE POWER AND LIGHT COMPANY

COLLATERAL TRUST BONDS, VARIABLE/FIXED RATE SERIES DUE 2014

No. ________	$_________

INTERSTATE POWER AND LIGHT COMPANY, a corporation organized and existing under the laws of the State of Iowa (the “Company,” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or its registered assigns, the sum of _____________ ($_______) dollars on the 1st day of July, 2014, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency at the rates and on the dates applicable to the Pollution Control Bonds as determined in accordance with the indenture governing the Pollution Control Bonds (as defined in the Sixth Supplemental Indenture thereto dated as of June 9, 2005 (the “Sixth Supplemental Indenture”) between the Company and the Trustee), until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any day referenced above will, subject to certain exceptions provided in the Sixth Supplemental Indenture be paid to the person in whose name this Collateral Trust Bond is registered at the close of business on the day immediately prior to each applicable interest payment date. Both principal of, and interest on, this Collateral Trust Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

This Collateral Trust Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of J.P. Morgan Trust Company, National Association, the successor Trustee under the Indenture, or a successor Trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

This Collateral Trust Bond is one of a duly authorized issue of Collateral Trust Bonds of the Company in an aggregate principal amount of up to $38,385,000 of the series hereinafter specified, all issued and to be issued under and equally secured by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, executed by the Company to J.P. Morgan Trust Company, as successor Trustee (the “Trustee”), as supplemented by six supplemental indentures, (including the Sixth Supplemental Indenture), each executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Collateral Trust Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Collateral Trust Bonds are, and are to be, secured. The Collateral Trust Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Collateral Trust Bond is one of a series designated as the “Collateral Trust Bonds, Variable/Fixed Rate Series Due 2014” (the “Collateral Trust Bonds Series 2014”) of the Company, in an aggregate principal amount of up to $38,385,000 issued under and secured by the Indenture and described in the Sixth Supplemental Indenture.

Any payment or deemed payment by the Company of the principal of or interest, if any, on the Pollution Control Bonds (as defined in the Sixth Supplemental Indenture) (other than any payment resulting from a payment by the Guarantor under the Policy (as defined in the Sixth Supplemental Indenture) that is not subsequently reimbursed to the Guarantor (as defined in the Sixth Supplemental Indenture) by the Company pursuant to Section 2.01 of the Insurance Agreement (as defined in the Sixth Supplemental Indenture)) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest, if any, on this Collateral Trust Bond which is then due.

Any redemption, in whole or in part, of the Pollution Control Bonds shall be deemed a redemption of a like aggregate principal amount of Collateral Trust Bonds Series 2014, consistent with the provisions of the immediately prior paragraph hereof.

In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Collateral Trust Bonds Series 2014 at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

No reference herein to the Indenture and no provision of this Collateral Trust Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Collateral Trust Bond at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

To the extent permitted herein, this Collateral Trust Bond may be exchanged or transferred without expense to the registered owner hereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

Prior to due presentment of this Collateral Trust Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Collateral Trust Bond is registered as the absolute owner hereof for all purposes, whether or not this Collateral Trust Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Collateral Trust Bonds or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Collateral Trust Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

IN WITNESS WHEREOF, INTERSTATE POWER AND LIGHT COMPANY has caused this Collateral Trust Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated _________________________________	INTERSTATE POWER AND LIGHT
COMPANY

By _____________________________________
Authorized Executive Officer

ATTEST:

_______________________________________
Authorized Executive Officer

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Collateral Trust Bonds of the series designated therein referred to in the within-mentioned Indenture and Sixth Supplemental Indenture dated as of June 9, 2005.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor Trustee

By ________________________________________

Authorized Officer

[END OF BOND FORM]

ARTICLE II

ISSUE OF COLLATERAL TRUST BONDS

SECTION 1.   Pursuant to the terms of Section 401 of the Indenture, the Company hereby exercises the right to obtain the authentication of $38,385,000 principal amount of Collateral Trust Bonds Series 2014.

SECTION 2.    Such Collateral Trust Bonds Series 2014 may be authenticated and delivered prior to the filing for recordation of this Sixth Supplemental Indenture.

ARTICLE III

REDEMPTION

Any redemption, in whole or in part, of the Pollution Control Bonds shall be deemed a redemption of a like aggregate principal amount of Collateral Trust Bonds Series 2014, consistent with the provisions of the fourth paragraph of Article I, Section 1 hereof.

ARTICLE IV

SATISFACTION AND DISCHARGE UPON RELEASE DATE

As provided in Section 3.04(b) of the Insurance Agreement, from and after the Release Date (as defined in the Insurance Agreement), the obligations of the Company with respect to the Collateral Trust Bonds Series 2014 shall be deemed to be satisfied and discharged, the Collateral Trust Bonds Series 2014 shall cease to secure in any manner the Company’s obligations under the Insurance Agreement with respect to the payment of any Pollution Control Bonds outstanding, and pursuant to Section 3.04(b) of the Insurance Agreement, the holder of the Collateral Trust Bonds Series 2014 shall forthwith deliver the Collateral Trust Bonds Series 2014 to the Company for cancellation.

ARTICLE V

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Sixth Supplemental Indenture.

ARTICLE VI

NOTICE TO INITIAL HOLDER

The Trustee shall promptly notify Financial Guaranty Insurance Company, the initial holder of the Collateral Trust Bonds Series 2014, of any notice that the Trustee receives from the trustee under the 1940 Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940 between the Company and J.P. Morgan Trust Company, National Association, successor trustee (the “1940 Mortgage”) and of any proposed amendment to the 1940 Mortgage. Any such notice shall be delivered by registered mail, overnight delivery service or facsimile to such initial holder at the following address:

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Fax No.: 212-312-3093

Attention: Manager, Global Utilities

ARTICLE VII

MISCELLANEOUS PROVISIONS

This Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

INTERSTATE POWER AND LIGHT COMPANY

By: ____________________________________________

Name: Thomas L. Hanson
Title: Vice President and Treasurer

ATTEST:

________________________________

Name:	Enrique Bacalao

Title: Assistant Treasurer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: _________________________________________

Name: ___________________________________
Title: ____________________________________

ATTEST:

__________________________________

Name: ____________________________

Title: _____________________________

STATE OF WISCONSIN	)
) ss:
COUNTY OF DANE	)

                            On the ____ day of June, 2005, before me personally came Thomas L. Hanson, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of Interstate Power and Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.

__________________________________________

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
) ss:
COUNTY OF COOK	)

On the ____ day of _________, 2005, before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he is a _____________________ of J.P. Morgan Trust, National Association, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said national banking association.

__________________________________________

Notary Public

[Notarial Seal]